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                                                                 CONFORMED COPY



                       AMENDMENT NO. 3 TO CREDIT AGREEMENT


         AMENDMENT No.3 dated as of April 6, 1998 to the Credit Agreement dated as of December 23, 1993, as amended and restated as of December 22, 1994 and as further amended and restated as of March 19, 1997 (as heretofore amended, the "CREDIT AGREEMENT") among WESTERN ATLAS INC. (the "BORROWER"), the BANKS party thereto (the "BANKS") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

         The parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         SECTION 2. Amendments. The Credit Agreement is hereby amended as follows:

          (a) In the definition of "Financing Documents" in Section 1.01, by deleting the phrase "and the Subsidiary Guarantee Agreement" and by replacing the comma with the word "and".

           (b) To insert in Section 1.01 a definition of "Foreign Debt" to read as follows:

                  "Foreign Debt" means Debt incurred by a Subsidiary organized under the laws of a jurisdiction outside the United States (or incurred through a branch or office outside the United States of a Subsidiary organized under the laws of a jurisdiction within the United States) which Debt is incurred with a view to obtaining financial or tax benefits associated with the foreign operations of such Subsidiary (including without limitation currency hedging).


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           (c) In the definition of "Material Subsidiary" in Section 1.01, by deleting the following language "(i) any Guarantor and (ii)" and deleting the word "other" between the words "any" and "Subsidiary" in the second line thereof.

           (d) By deleting in its entirety the definition of "Obligors" in
Section 1.01.

           (e) In the first sentence of Section 4.02, by replacing the phrase "each Obligor" with "the Borrower" and deleting the phrase "to which it is a party".

           (f) By deleting the second sentence of Section 4.03.

           (g) In Section 4.10, by replacing the phrase "Neither the Borrower nor any Guarantor is" with "The Borrower is not".

           (h) In Section 4.12, by deleting both instances of the phrase "or any Guarantor" in the first sentence thereof and by replacing the phrase "any Obligor" with "the Borrower" in the second sentence thereof.

           (i) Section 5.07 is amended to read as follows:

                  "SECTION 5.07. Limitation on Subsidiary Debt. The aggregate outstanding principal amount of Debt of the Subsidiaries of the Borrower (exclusive of (i) Debt owing to the Borrower or another Subsidiary and (ii) Foreign Debt) shall at no time exceed 15% of Consolidated Tangible Net Assets."

           (j) In Section 6.01:

                   (i) by replacing the phrases "any Obligor" and "such Obligor" with "the Borrower" in Subsections (c) and (d) thereof;

                  (ii) by deleting in its entirety Subsection (1) and moving the word "or" from the end of Subsection (k) to the end of Subsection
           (j);

                 (iii) by replacing each occurrence of the phrase "any Obligor" and the phrase "the Obligors" with "the Borrower" in the proviso at the end of Section 6.01.

           (k) In Section 6.02, by replacing the phrase "an Obligor" with "the Borrower".


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          (l) In Section 7.04, by replacing the phrase "any Obligor" with "the
Borrower".

          (m) In item (ii) of the second sentence of Section 7.05, by replacing the phrase "any Obligor" with "the Borrower".

          (n) In the second sentence of Section 9.04, by replacing the phrase "Each of the Borrower and the Guarantors" with "The Borrower" and deleting the phrase "or such Guarantor, as the case may be".

          (o) In the second and third sentences of Section 9.08, by replacing the phrase "Each of the Borrower and the Guarantors" with "The Borrower".

          (p) In Section 9.10, by deleting the phrase "THE GUARANTORS,".

         SECTION 3. Exhibit H; Amended and Restated Subsidiary Guarantee Agreement. The Amended and Restated Subsidiary Guarantee Agreement dated as of March 19, 1997 among WESTERN ATLAS INC., the Guarantors referred to therein and Morgan Guaranty Trust Company of New York, as Agent, is hereby terminated in its entirety and the Guarantors referred to therein are hereby released from all obligations thereunder.

         SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement are true on and as of the date hereof and
(ii) no Default has occurred and is continuing on and as of the date hereof.

         SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 7. Effectiveness. This Amendment shall become effective as of the date hereof when the Agent shall have received from each of the Borrower and the Banks a counterpart hereof duly signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                 WESTERN ATLAS INC.



                                 By:   /s/ F. Albert Moncrieff
                                       ---------------------------------------
                                       Title: Vice President & Treasurer

                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                 By:   /s/ Kathryn Sayko-Yanes
                                       ---------------------------------------
                                       Title: Vice President

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION



                                 By:   /s/ Claire Liu
                                       ---------------------------------------
                                       Title: Managing Director

                                 THE BANK OF NEW YORK



                                 By:   /s/ John Yancey
                                       ---------------------------------------
                                       Title: Vice President


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                                 CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                 By:   /s/ Mona M. Foch
                                       ---------------------------------------
                                       Title: Managing Director


                                 CIBC INC.


                                 By:   /s/ Robin W. Elliott
                                       ---------------------------------------
                                       Title: Authorized Signatory


                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By:   /s/ Leo Loughead
                                       ---------------------------------------
                                       Title: Assistant Vice President

                                 NATIONSBANK OF TEXAS, N.A.


                                 By:   /s/ Patrick M. Delaney
                                       ---------------------------------------
                                       Title: Senior Vice President


                                 WELLS FARGO BANK (TEXAS), NATIONAL
                                       ASSOCIATION


                                 By:   /s/ J. Alan Alexander Jr.
                                       ---------------------------------------
                                       Title: Vice President



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                                 DRESDNER BANK A.G., NEW YORK BRANCH AND
                                        GRAND CAYMAN BRANCH


                                 By:   /s/ Beverly G. Cason
                                       ---------------------------------------
                                       Title: Vice President

                                 By:   /s/ John W. Sweeney
                                       ---------------------------------------
                                       Title: Assistant Vice President


                                 CREDIT SUISSE FIRST BOSTON


                                 By:   /s/ James Moran
                                       ---------------------------------------
                                       Title: Director

                                 By:   /s/ Scott Karro
                                       ---------------------------------------
                                       Title: Associate


                                 THE NORTHERN TRUST COMPANY


                                 By:   /s/ John E. Burda
                                       ---------------------------------------
                                       Title: Second Vice President


                                 MELLON BANK, N.A.

                                 By:   /s/ Lawrence C. Ivey
                                       ---------------------------------------
                                       Title: Vice President


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                                 TORONTO DOMINION (TEXAS), INC.

                                 By:   /s/ Jimmy Simien
                                       ---------------------------------------
                                       Title: Vice President



                                 MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as AGENT

                                 By:   /s/ Kathryn Sayko-Yanes
                                       ---------------------------------------
                                 Title: Vice President



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